EXHIBIT 10.17

WRITTEN DESCRIPTION OF

NON-QUALIFIED EXECUTIVE RETIREMENT RESERVE

The Compensation Committee of the Board of Directors (the “Board”) of Trans World Corporation (the “Company”) has recommended, and the Board has directed, that the Company accrue for the year ended December 31, 2003 a non-qualified executive retirement reserve of $100,000 per year of employment, to be retroactive to year 2000, so that $300,000 is to be accrued for the year ended December 31, 2003 and $200,000 is to be accrued for the year ended December 31, 2004.